Exhibit 99.1

PTC Therapeutics Provides a Corporate Update and
Reports Second Quarter Financial Results

  - Total revenue of $166 million, representing 42% year-over-year growth –

- Upstaza™ gene therapy granted marketing authorization by European Commission for treatment of AADC deficiency with first commercial patient treated –

SOUTH PLAINFIELD, N.J., August 4, 2022 – PTC Therapeutics, Inc. (NASDAQ: PTCT) today announced a corporate update and financial results for the second quarter ending June 30, 2022.

“We made significant progress in the second quarter toward achieving our ambitious goals for 2022. We continued to generate strong revenue growth, to expand our product portfolio, and to advance our pipeline,” said Stuart W. Peltz, Ph.D., Chief Executive Officer, PTC Therapeutics, Inc. “PTC has a broad and deep pipeline across a range of diseases, and we eagerly anticipate important results for several registration-directed studies during the next six to twelve months and this will continue our transformational growth.”

Key Corporate Updates:

●	The Duchenne muscular dystrophy (DMD) franchise continued to show strong growth, with second quarter total net product revenue of $134 million, or 32% year-over-year growth.
o	Translarna™ total net product revenue increased 46% year-over-year to $77 million, with growth coming from new patients in existing geographies and continued geographic expansion.
o	Emflaza® total net product revenue grew 16% year-over-year to $57 million, driven by new patient starts, broader access, continued high compliance and appropriate weight-based dosing.
●	The FDA approved a label extension for Evrysdi® (risdiplam) to include infants under 2 months old with SMA. Evrysdi is a product of the SMA collaboration among PTC, the SMA Foundation and Roche.
●	In July 2022, Upstaza™ (eladocagene exuparvovec), our gene therapy for AADC deficiency, received marketing authorization by the European Commission.
●	First group purchase order for Tegsedi® in Brazil was fulfilled.

Key Clinical/Regulatory Updates:

●	PTC recently announced positive topline results of the placebo-controlled portion of Study 041 for Translarna. The Study 041 results add to the totality of evidence demonstrating the clinical benefit of Translarna.
●	PTC will update topline results of FITE-19 study of emvododstat for COVID-19 on second quarter call.
●	PTC continues to make progress in additional ongoing clinical studies:
o	The APHENITY Phase 3 trial of PTC923 for PKU, with results anticipated by the end of 2022.
o	The PIVOT-HD Phase 2 trial of PTC518 for Huntington’s disease, with data from the first 12 weeks of the placebo-controlled trial anticipated by the end of 2022.
o	The MIT-E Phase 2/3 vatiquinone trial for mitochondrial disease associated seizures, with results anticipated in the first quarter of 2023.
o	The MOVE-FA Phase 3 vatiquinone trial for Friedreich ataxia, with results anticipated in the second quarter of 2023.

Second Quarter 2022 Financial Highlights:

●	Total revenues were $165.5 million for the second quarter of 2022, compared to $116.7 million for the second quarter of 2021.
●	Total revenue includes net product revenue across the commercial portfolio of $143.7 million for the second quarter of 2022, compared to $103.1 million for the second quarter of 2021. Total revenue also includes royalty revenue of $21.8 million in the second quarter of 2022, compared to $13.6 million for the second quarter of 2021.
●	Translarna net product revenues were $77.0 million for the second quarter of 2022, compared to $52.6 million for the second quarter of 2021. These results reflect an increase in net product sales coming from new patients in existing geographies and continued geographic expansion.
●	Emflaza net product revenues were $56.8 million for the second quarter of 2022, compared to $49.1 million for the second quarter of 2021. These results reflect new patient starts, broader access, continued high compliance, and appropriate weight-based dosing.
●	Roche reported year to date 2022 Evrysdi sales of approximately CHF 500 million, resulting in royalty revenue of $21.8 million to PTC in the second quarter of 2022, as compared to $13.6 million for the second quarter of 2021.
●	Based on U.S. GAAP (Generally Accepted Accounting Principles), GAAP R&D expenses were $157.3 million for the second quarter of 2022, compared to $125.5 million for the second quarter of 2021. The increase reflects increased investment in research programs and advancement of the clinical pipeline.
●	Non-GAAP R&D expenses were $143.5 million for the second quarter of 2022, excluding $13.8 million in non-cash, stock-based compensation expense, compared to $112.0 million for the second quarter of 2021, excluding $13.4 million in non-cash, stock-based compensation expense.
●	GAAP SG&A expenses were $79.9 million for the second quarter of 2022, compared to $68.9 million for the second quarter of 2021. The increase reflects our continued investment to support commercial activities including our expanding commercial portfolio.
●	Non-GAAP SG&A expenses were $66.0 million for the second quarter of 2022, excluding $13.9 million in non-cash, stock-based compensation expense, compared to $56.6 million for the second quarter of 2021, excluding $12.3 million in non-cash, stock-based compensation expense.
●	Change in the fair value of deferred and contingent consideration was a $15.2 million gain for the second quarter of 2022, compared to a $0.7 million loss for the second quarter of 2021. The change in fair value of deferred and contingent consideration is related to the fair valuation of potential future consideration to be paid to former equity holders of Agilis Biotherapeutics, Inc. (Agilis) in connection with PTC’s acquisition of Agilis, which closed in August 2018.
●	Net loss was $152.1 million for the second quarter of 2022, compared to net loss of $118.4 million for the second quarter of 2021.
●	Cash, cash equivalents, and marketable securities was $505.5 million on June 30, 2022, compared to $773.4 million at December 31, 2021.
●	Shares issued and outstanding as of June 30, 2022 were 71,505,889.

PTC Reaffirms Full Year 2022 Financial Guidance:

●	PTC anticipates total revenues for the full year 2022 to be between $700 and $750 million.
●	PTC anticipates net product revenues for the DMD franchise for the full year 2022 to be between $475 and $495 million.
●	PTC anticipates GAAP R&D and SG&A expense for the full year 2022 to be between $915 and $965 million.
●	PTC anticipates Non-GAAP R&D and SG&A expense for the full year 2022 to be between $800 and $850 million, excluding estimated non-cash, stock-based compensation expense of $115 million.

Non-GAAP Financial Measures:

In this press release, the financial results of PTC are provided in accordance with GAAP and using certain non-GAAP financial measures. In particular, the non-GAAP financial measures exclude non-cash, stock-based compensation expense. These non-GAAP financial measures are provided as a complement to financial measures reported in GAAP because management uses these non-GAAP financial measures when assessing and identifying operational trends. In management's opinion, these non-GAAP financial measures are useful to investors and other users of PTC's financial statements by providing greater transparency into the historical and projected operating performance of PTC and the company's future outlook. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. Quantitative reconciliations of the non-GAAP financial measures to their respective closest equivalent GAAP financial measures are included in the table below.

PTC Therapeutics, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Net product revenue	$143,701	$103,113	$273,534	$194,393
Collaboration revenue	-	-	7	20,007
Royalty revenue	21,825	13,563	40,721	20,220
Total revenues	165,526	116,676	314,262	234,620
Operating expenses:
Cost of product sales	9,639	7,358	19,774	16,462
Amortization of acquired intangible asset, excluding amortization of acquired intangible assets	26,294	12,751	49,767	24,028
Research and development (1)	157,263	125,482	297,341	259,995
Selling, general and administrative (2)	79,892	68,878	153,162	129,973
Change in the fair value of deferred and contingent consideration	(15,200)	700	(26,900)	800
Total operating expenses	257,888	215,169	493,144	431,258
Loss from operations	(92,362)	(98,493)	(178,882)	(196,638)
Interest expense, net	(21,976)	(22,559)	(45,490)	(41,718)
Other (expense) income, net	(34,357)	3,170	(46,214)	(7,716)
Loss before income tax expense	(148,695)	(117,882)	(270,586)	(246,072)
Income tax expense	(3,392)	(488)	(8,227)	(940)
Net loss attributable to common stockholders	$(152,087)	$(118,370)	$(278,813)	$(247,012)

Weighted-average shares outstanding:
Basic and diluted (in shares)	71,372,940	70,414,632	71,294,458	70,302,241
Net loss per share—basic and diluted (in dollars per share)	$(2.13)	$(1.68)	$(3.91)	$(3.51)

(1) Research and development reconciliation
GAAP research and development	$157,263	$125,482	$297,341	$259,995
Less: share-based compensation expense	13,798	13,443	26,832	27,168
Non-GAAP research and development	$143,465	$112,039	$270,509	$232,827

(2) Selling, general and administrative reconciliation
GAAP selling, general and administrative	$79,892	$68,878	$153,162	$129,973
Less: share-based compensation expense	13,932	12,256	27,487	24,238
Non-GAAP selling, general and administrative	$65,960	$56,622	$125,675	$105,735

PTC Therapeutics, Inc.

Summary Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$505,545	$773,376
Total Assets	$1,804,057	$1,938,056

Total debt	$432,368	$431,434
Total liability for sale of future royalties	754,328	733,985
Total liabilities	$1,986,275	$1,936,618

Total stockholders' (deficit) equity (71,505,889 and 70,828,226 common shares issued and outstanding at June 30, 2022 and December 31, 2021 respectively)	$(182,218)	$1,438
Total liabilities and stockholders' (deficit) equity	$1,804,057	$1,938,056

PTC Therapeutics, Inc.

Reconciliation of GAAP to Non-GAAP Projected Full Year 2022 R&D and SG&A Expense

(In thousands)

	Low End of Range	High End of Range
Projected GAAP R&D and SG&A Expense	$915,000	$965,000
Less: projected non-cash, stock-based compensation expense	115,000	115,000
Projected non-GAAP R&D and SG&A expense	$800,000	$850,000

Acronyms:

AADC: Aromatic L-amino acid decarboxylase

ALS: Amyotrophic Lateral Sclerosis

DMD: Duchenne Muscular Dystrophy

FDA: U.S. Food and Drug Administration

PKU: Phenylketonuria

R&D: Research and Development

SG&A: Selling, General and Administrative

SMA: Spinal Muscular Atrophy

Today’s Conference Call and Webcast Reminder:

To access the call by phone, please click here to register and you will be provided with dial-in details. To avoid delays, we recommend participants dial in to the conference call 15 minutes prior to the start of the call. The webcast conference call can be accessed on the Investor section of the PTC website at https://ir.ptcbio.com/events-presentations. A replay of the call will be available approximately two hours after completion of the call and will be archived on the company's website for 30 days following the call.

About PTC Therapeutics, Inc.

PTC is a science-driven, global biopharmaceutical company focused on the discovery, development and commercialization of clinically differentiated medicines that provide benefits to patients with rare disorders. PTC's ability to globally commercialize products is the foundation that drives investment in a robust and diversified pipeline of transformative medicines and our mission to provide access to best-in-class treatments for patients who have an unmet medical need. The company's strategy is to leverage its strong scientific expertise and global commercial infrastructure to maximize value for its patients and other stakeholders. To learn more about PTC, please visit us at www.ptcbio.com and follow us on Facebook, on Twitter at @PTCBio, and on LinkedIn.

For More Information:

Investors:
Kylie O'Keefe
+1 (908) 300-0691
kokeefe@ptcbio.com

Media:
Jeanine Clemente
+1 (908) 912-9406
jclemente@ptcbio.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this release, other than statements of historic fact, are forward-looking statements, including the information provided under the heading "PTC Reaffirms Full Year 2022 Financial Guidance", including with respect to (i) 2022 total revenue guidance, (ii) 2022 net product revenue guidance for the DMD franchise and (iii) 2022 GAAP and non-GAAP R&D and SG&A expense guidance, and statements regarding: the future expectations, plans and prospects for PTC, including with respect to the expected timing of clinical trials and studies, availability of data, regulatory submissions and responses and other matters; expectations with respect to Upstaza and other programs within PTC's gene therapy platform, including any regulatory submissions, commercialization and manufacturing capabilities; advancement of PTC's joint collaboration program in SMA, including any regulatory submissions, commercialization or royalty or milestone payments; PTC's expectations with respect to the licensing, regulatory submissions and commercialization of its products and product candidates; PTC's strategy, future operations, future financial position, future revenues, projected costs; and the objectives of management. Other forward-looking statements may be identified by the words,

"guidance", "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions.

PTC's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: expectations with respect to the COVID-19 pandemic and related response measures and their effects on PTC's business, operations, clinical trials, regulatory submissions and approvals, and PTC's collaborators, contract research organizations, suppliers and manufacturers; the outcome of pricing, coverage and reimbursement negotiations with third party payors for PTC's products or product candidates that PTC commercializes or may commercialize in the future; expectations with respect to Upstaza and other programs within PTC's gene therapy platform, including any regulatory submissions and potential approvals, commercialization, manufacturing capabilities and the potential financial impact and benefits of its leased biologics manufacturing facility and the potential achievement of development, regulatory and sales milestones and contingent payments that PTC may be obligated to make; expectations with respect to the commercialization of Evrysdi under our SMA collaboration; PTC's ability to maintain its marketing authorization of Translarna for the treatment of nmDMD in Brazil, Russia, the European Economic Area (EEA) and other regions, including whether the European Medicines Agency (EMA) determines in future annual renewal cycles that the benefit-risk balance of Translarna authorization supports renewal of such authorization; PTC's ability to complete Study 041, which is a specific obligation to continued marketing authorization in the EEA; PTC's ability to utilize results from Study 041, a randomized, 18-month, placebo-controlled clinical trial of Translarna for the treatment of nmDMD followed by an 18-month open-label extension, to support a marketing approval for Translarna for the treatment of nmDMD in the United States; expectations with respect to the commercialization of Tegsedi and Waylivra; the results of PTC's clinical trial for emvododstat for COVID-19; significant business effects, including the effects of industry, market, economic, political or regulatory conditions; changes in tax and other laws, regulations, rates and policies; the eligible patient base and commercial potential of PTC's products and product candidates; PTC's scientific approach and general development progress; PTC's ability to satisfy its obligations under the terms of its lease agreements, including for its leased biologics manufacturing facility; the sufficiency of PTC's cash resources and its ability to obtain adequate financing in the future for its foreseeable and unforeseeable operating expenses and capital expenditures; and the factors discussed in the "Risk Factors" section of PTC's most recent Annual Report on Form 10-K, as well as any updates to these risk factors filed from time to time in PTC's other filings with the SEC. You are urged to carefully consider all such factors.

As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product will receive or maintain regulatory approval in any territory, or prove to be commercially successful, including Translarna, Emflaza, Upstaza, Evrysdi, Tegsedi or Waylivra.

The forward-looking statements contained herein represent PTC's views only as of the date of this press release and PTC does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this press release except as required by law.